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                                                                    Exhibit 99.1



September 15, 2000

                                   ATTACHMENT

Prime Capital Corporation ("Prime") announced today that all of Prime's officers and directors had tendered their resignations. These activities follow Prime's announcement on July 19, 2000 that the company's failing financial condition had prompted Prime to make an assignment for the benefit of its creditors.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, may contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors.